Exhibit A
                                                                     Page 1 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2003
                     --------------------------------------
                                 (In Thousands)


Assets

Current Assets:
    Cash and cash equivalents                                  $    6,072
    Accounts receivable:
      Customers                                                    80,696
      Other                                                           569
    Prepayments and other                                          24,344
                                                                ---------
                                                                  111,681
                                                                ---------

Property, Plant and Equipment                                      14,787
                                                                ---------

Investments:
    Other                                                           2,063
                                                                ---------
                                                                    2,063
                                                                ---------

Deferred Charges:
         Goodwill, net                                             63,136
         Accumulated deferred income taxes assets                   1,232
         Other                                                         25
                                                                ---------
                                                                   64,393
                                                                ---------

         Total Assets                                          $  192,924
                                                                =========

                                                                    Exhibit A
                                                                    Page 2 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                               As of June 30, 2003
                     --------------------------------------
                                 (In Thousands)


Liabilities and Capitalization

Current Liabilities:
    Accounts payable
      Other                                                    $   12,461
      Associated companies                                             23
    Accrued income taxes                                              169
    Other                                                          43,405
                                                                ---------
                                                                   56,058
                                                                ---------

Capitalization:
    Common stockholder's equity                                   136,618
    Long-term debt                                                   -
                                                                ---------
                                                                  136,618
                                                                ---------

Deferred Credits:
    Other                                                             248
                                                                ---------
                                                                      248
                                                                ---------

         Total Liabilities and Capitalization                  $  192,924
                                                                =========


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                                                                    Exhibit A
                                                                    Page 3 of 3

                                 MYR GROUP INC.
                  Consolidated Statement of Income (Unaudited)
                   For the Twelve Months Ended June 30, 2003
                  --------------------------------------------
                                 (In Thousands)





Revenues                                                        $ 468,006
                                                                 --------

Expenses:
     Other operation expenses                                     458,422
     Provision for depreciation and amortization                    1,274
                                                                ---------
         Total expenses                                           459,696
                                                                ---------

Income before Taxes                                                 8,310

Income Taxes                                                        1,887
                                                                ---------

Net Income                                                      $   6,423
                                                                 ========